Exhibit 99.1

SailPoint Announces Second Quarter 2018 Financial Results

•	Q2 total revenue of $54.6 million, up 39% year-over-year
•	Subscription revenue up by 53% year-over-year

AUSTIN, August 8, 2018 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the second quarter ended June 30, 2018.

“We are pleased to announce our financial results for Q2 2018, which showed strong momentum across the business with revenue increasing 39% year-over-year and profitability on a non-GAAP basis,” said Mark McClain, SailPoint’s CEO and Co-founder. “At 1,031 customers, we are excited to have crossed the 1,000 customer milestone. Our customers represent everything from the world’s largest companies to cloud-first mid-market enterprises.”

“Organizations are struggling to keep pace with the constantly evolving security and compliance landscape amid their digital transformation, which is why identity governance is so critical,” added McClain. “Regardless of where an enterprise is in their digital transformation, they need the ability to securely govern digital identities for all users, which includes both humans and non-human bots, all applications and all data, whether on premises or in the cloud. SailPoint is at the forefront of developing innovative ways of providing comprehensive identity governance to ensure companies can securely and confidently enable their workforce.”

Financial Highlights for Second Quarter 2018:

•

Revenue: Total revenue was $54.6 million, a 39% increase over Q2 2017. License revenue was $19.1 million, a 43% increase over Q2 2017. Subscription revenue was $25.0 million, a 53% increase over Q2 2017. Services and other revenue was $10.4 million, an 8% increase over Q2 2017.

•

Operating (Loss) Income: Loss from operations was $(1.8) million, compared to loss from operations of $(1.2) million in Q2 2017. Non-GAAP income from operations was $4.6 million, compared to $1.2 million in Q2 2017.

•

Net (Loss) Income: Net loss was $(5.6) million, compared to $(4.3) million in Q2 2017. Net loss available to common shareholders per basic and diluted share was $(0.07), compared to $(0.22) in Q2 2017. Non-GAAP net income was $2.5 million, compared to non-GAAP net loss of $(1.7) million in Q2 2017. Non-GAAP net income per diluted share was $0.03, compared to non-GAAP net loss per basic and diluted share of $(0.02) in Q2 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $4.4 million, compared to $1.9 million in Q2 2017.

•

Balance Sheet and Cash Flow: As of June 30, 2018, cash and cash equivalents were $81.8 million. During the second quarter of 2018, the Company repaid $60.0 million of borrowings outstanding under its term loan facility to reduce the aggregate outstanding principal amount thereof to $10.0 million.  During the three months ended June 30, 2018, the Company generated $11.3 million in cash from operations compared with $(0.9) million of cash used in operations from the prior year period.  For the six months ended June 30, 2018, the Company generated $26.6 million in cash from operations, compared to $6.0 million of cash from operations in the prior year period.

The tables at the end of this press release include reconciliation of non-GAAP net income (loss) to GAAP net loss, non-GAAP income from operations to GAAP loss from operations, non-GAAP to GAAP weighted average shares outstanding and adjusted EBITDA to GAAP net loss for the three months and six months ended June 30, 2018 and 2017. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:

For the third quarter of 2018, SailPoint expects:

•	Revenue in the range of $54.5 million to $55.5 million
•	Non-GAAP (loss) income from operations in the range of $(1.0) million to breakeven
•

Non-GAAP net loss per basic and diluted common share in the range of $(0.02) to $(0.01), based on estimated cash income tax payments of $0.6 million and 88 million basic and diluted common shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP net loss per basic and diluted common share exclude stock-based compensation expense and amortization of acquired intangibles.

For the full year 2018, SailPoint now expects:

•	Revenue in the range of $233.0 million to $236.0 million
•	Non-GAAP income from operations in the range of $17.0 million to $19.0 million
•

Non-GAAP net income per diluted common share in the range of $0.12 to $0.14, based on estimated cash income tax payments of $2.0 million and 93 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude stock-based compensation expense and amortization of acquired intangibles.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially.  Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense. SailPoint has not reconciled its expectations as to non-GAAP income from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP loss from operations and GAAP net loss per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, August 8, 2018, at 5:00 p.m. Eastern Time to discuss its second quarter 2018 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. A live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on August 22, 2018. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13681147. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) available to common shareholders per basic share and per diluted share, and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because they facilitate comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt, as well as amortization of debt issuance costs and expenses related to call protection on early payment of debt), asset base (depreciation and amortization), income taxes, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently than we do. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income (loss) from operations.  SailPoint believes that the use of non-GAAP income (loss) from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income (loss) from operations is calculated as loss from operations on a GAAP basis excluding (i) stock-based compensation expense and (ii) amortization of acquired intangibles.

Non-GAAP net income (loss) and non-GAAP net income (loss) available to common shareholders per basic and diluted share.  SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) available to common shareholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt issuance costs, and (iv) income tax expense (benefit) and (b) including cash income taxes paid. SailPoint defines non-GAAP net income (loss) available to common shareholders per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, which is calculated as if the conversion of our preferred stock, including related accumulated and unpaid dividend, occurred at the beginning of each respective period.

Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net loss adjusted to exclude income taxes, net interest expense, depreciation and amortization, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation expense.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers and our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our ability to maintain successful relationships with our channel partners and further develop strategic relationships; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of and benefits associated with our platform and solutions; our ability to compete successfully against current and future competitors; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to adapt and respond to rapidly changing technology, evolving industry standards, changing regulations and changing customer needs; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; our ability to hire, retain, train and motivate our senior management team and key employees; our ability to successfully enter new markets and manage our international expansion; adverse economic conditions in the United States, Europe or the global economy; significant changes in the contracting or fiscal policies of the public sector; actual or perceived failures by us to comply with privacy policy or legal or regulatory requirements; our ability to maintain third-party licensed software in or with our solutions; and our ability to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including (i) under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 19, 2018, and (ii) under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 9, 2018, and (iii) under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is expected to be filed shortly after the release of this press release on August 7, 2018, and could cause actual results to vary from expectations.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 7 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 15 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Investor Relations:

Staci Mortenson

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands, except share and per share data)
	(Unaudited)
Revenue
Licenses	$19,128	$13,341	$36,115	$25,577
Subscription	25,051	16,324	48,056	31,276
Services and other	10,381	9,595	20,103	17,873
Total revenue	54,560	39,260	104,274	74,726
Cost of revenue
Licenses (1)	1,260	1,110	2,398	2,197
Subscription (1)(2)	4,919	3,938	9,577	7,513
Services and other (2)	7,197	5,647	14,171	11,120
Total cost of revenue	13,376	10,695	26,146	20,830
Gross profit	41,184	28,565	78,128	53,896
Operating expenses
Research and development (1)(2)	10,115	7,966	19,877	14,893
General and administrative (1)(2)	7,743	3,442	15,400	6,474
Sales and marketing (1)(2)	25,163	18,340	48,978	33,513
Total operating expenses	43,021	29,748	84,255	54,880
Loss from operations	(1,837)	(1,183)	(6,127)	(984)
Other expense, net:
Interest expense, net	(2,800)	(2,696)	(3,978)	(5,353)
Other, net	(569)	(30)	(716)	(94)
Total other expense, net	(3,369)	(2,726)	(4,694)	(5,447)
Loss before income taxes	(5,206)	(3,909)	(10,821)	(6,431)
Income tax expense	(441)	(395)	(793)	(156)
Net loss	$(5,647)	$(4,304)	$(11,614)	$(6,587)
Net loss available to common shareholders (3)	$(5,647)	$(10,724)	$(11,614)	$(19,177)
Net loss per common share
Basic and diluted	$(0.07)	$(0.22)	$(0.14)	$(0.40)
Weighted average shares outstanding
Basic and diluted	86,246,056	47,930,190	85,984,103	47,567,048

(1)	Includes amortization of acquired intangibles as follows:

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands)
Cost of revenue – license	$1,008	$1,008	$2,016	$2,016
Cost of revenue – subscription	96	96	192	192
Research and development	34	81	68	81
Sales and marketing	1,068	1,022	2,136	2,139
Total amortization of acquired intangibles	$2,206	$2,207	$4,412	$4,428

(2)	Includes stock-based compensation expense and related employer payroll tax expense as follows:
	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands)
Cost of revenue – subscription	$255	$9	$376	$18
Cost of revenue – services and other	354	20	729	38
Research and development	652	35	1,293	65
General and administrative	1,706	45	4,046	75
Sales and marketing	1,215	76	2,877	147
Total stock-based compensation expense	$4,182	$185	$9,321	$343

(3)	Net loss available to common shareholders is calculated by subtracting the accretion of undeclared and unpaid dividends on redeemable convertible preferred stock from net loss.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2018	December 31, 2017
	(In thousands, except share data)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$81,809	$116,049
Restricted cash	120	78
Accounts receivable	55,196	72,907
Prepayments and other current assets	9,784	10,013
Total current assets	146,909	199,047
Property and equipment, net	3,595	3,018
Deferred tax asset - non-current	264	264
Other non-current assets	3,328	3,542
Goodwill	219,377	219,377
Intangible assets, net	76,773	81,185
Total assets	$450,246	$506,433
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,894	$2,231
Accrued expenses and other liabilities	14,106	22,636
Income taxes payable	1,423	1,688
Deferred revenue	81,322	73,671
Total current liabilities	99,745	100,226
Long-term debt	9,640	68,329
Other long-term liabilities	51	27
Deferred revenue non-current	13,817	9,454
Total liabilities	123,253	178,036
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $0.0001 par value	9	8
Preferred stock, $0.0001 par value	—	—
Additional paid-in capital	363,818	353,609
Accumulated deficit	(36,834)	(25,220)
Total stockholders' equity	326,993	328,397
Total liabilities and stockholders’ equity	$450,246	$506,433

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended
	June 30, 2018	June 30, 2017
	(In thousands)
	(Unaudited)
Operating activities
Net loss	$(11,614)	$(6,587)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	5,278	4,978
Amortization of loan origination fees	191	307
Loss on modification and partial extinguishment of debt	1,536	-
Gain on disposal of fixed assets	(48)	(5)
Stock-based compensation expense	9,255	343
Changes in operating assets and liabilities:
Accounts receivable	17,711	1,283
Prepayments and other current assets	229	1,743
Other non-current assets	214	(1,570)
Accounts payable	663	835
Accrued expenses and other liabilities	(8,557)	(2,731)
Income taxes payable	(264)	(229)
Deferred revenue	12,013	7,662
Net cash provided by operating activities	26,607	6,029
Investing activities
Purchase of property and equipment	(1,405)	(1,263)
Proceeds from sale of property and equipment	8	109
Net cash used in investing activities	(1,397)	(1,154)
Financing activities
Repayment of debt	(60,000)	-
Prepayment penalty and fees	(300)	-
Proceeds from borrowing	-	50,000
Dividend payments	-	(50,387)
Debt issuance costs	-	(1,494)
Repurchase of equity shares	(1)	(442)
Exercise of stock options	893	136
Net cash used in financing activities	(59,408)	(2,187)
(Decrease) increase in cash	(34,198)	2,688
Cash, cash equivalents and restricted cash, beginning of period	116,127	18,272
Cash, cash equivalents and restricted cash, end of period	$81,929	$20,960

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands)
Loss from operations	$(1,836)	$(1,183)	$(6,126)	$(984)
Add back:
Stock-based compensation expense (1)	4,182	185	9,321	343
Amortization of acquired intangibles	2,206	2,207	4,412	4,428
Non-GAAP income from operations	$4,552	$1,209	$7,607	$3,787

(1)	Stock-based compensation expense includes related employer payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands)
Net loss on a GAAP basis	$(5,647)	$(4,304)	$(11,614)	$(6,587)
Add back:
Stock-based compensation expense (1)	4,182	185	9,321	343
Amortization of acquired intangibles	2,206	2,207	4,412	4,428
Amortization of debt issuance costs (2)	1,619	155	1,727	307
Expense related to call protection on early payment of debt	300	—	300	—
GAAP income tax expense	441	395	793	156
Less:
Cash income taxes paid	629	301	723	374
Non-GAAP net income (loss)	2,471	$(1,663)	3,916	$(1,727)
Non-GAAP net income (loss) per common share
Basic	$0.03	$(0.02)	$0.05	$(0.02)
Diluted	$0.03	$(0.02)	$0.04	$(0.02)
Non-GAAP weighted average number of common shares outstanding
Basic	86,246,056	66,677,462	85,984,103	69,991,396
Diluted	89,872,726	66,677,462	89,473,365	69,991,396

(1) Stock-based compensation expense includes employer related payroll tax expense.

(2) Includes $1.5 million of loss on the modification and partial extinguishment of debt for the three and six months ended June 30, 2018

Reconciliation of non-GAAP weighted-average OUTSTANDING COMMON SHARES

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Weighted average shares used to compute net loss per share available to common shareholders, basic and diluted, on a GAAP basis	86,246,056	47,930,190	85,984,103	47,567,048
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	-	18,747,272	-	22,424,348
Non-GAAP weighted average outstanding common shares
Basic	86,246,056	66,677,462	85,984,103	69,991,396
Effect of potentially dilutive securities	3,626,670	-	3,489,262	-
Diluted	89,872,726	66,677,462	89,473,365	69,991,396

RECONCILIATION OF ADJUSTED EBITDA

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands)
Net loss	$(5,647)	$(4,304)	$(11,614)	$(6,587)
Stock-based compensation (1)	4,182	185	9,321	343
Amortization of acquired intangibles	2,206	2,207	4,412	4,428
Depreciation	445	295	866	550
Purchase price accounting adjustment (2)	19	55	32	110
Acquisition and sponsor related costs	-	328	-	656
Interest expense (3)	2,800	2,696	3,978	5,353
Income tax expense	441	395	793	156
Adjusted EBITDA	$4,446	$1,857	$7,788	$5,009

(1) Stock-based compensation expense includes employer related payroll tax expense.

(2) Purchase accounting adjustment related to the fair value write down of deferred revenue from the acquisition of SailPoint Technologies, Inc. on September 8, 2014.

(3) Includes $1.5 million of loss on the modification and partial extinguishment of debt for the three and six months ended June 30, 2018.